Exhibit 4.5

EXECUTION COPY

WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of March 5, 2007 (this “Agreement”), between SYMMETRY HOLDINGS INC., a Delaware corporation, with offices at c/o 432 Scarborough Road, Briarcliff Manor, NY 10510 (the “Company”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, with offices at 17 Battery Place, New York, NY 10004 (the “Warrant Agent”).

W I T N E S S E T H:

WHEREAS, the Company is engaged in a public offering (the “Public Offering”) of Units (the “Units”) and, in connection therewith, has determined to issue and deliver (i) up to 21,562,500 Warrants (“Public Warrants”) to the public investors, and (ii) 4,166,667 Warrants to certain holders (the “Existing Stockholders”) of shares of Common Stock (as defined below) outstanding immediately prior to the effective date of the Registration Statement, as defined below, pursuant to warrant subscription agreements, in a private placement (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”), each Warrant evidencing the right of the holder thereof to purchase one share of common stock, par value $0.001 per share, of the Company (“Common Stock”) for $5.50, subject to adjustment as described herein;

WHEREAS, the Existing Stockholders have entered into a Registration Rights Agreement, dated as of March 5, 2007 (the “Registration Rights Agreement”), with the Company providing them with certain demand and piggyback registration rights relating to the securities of the Company now or hereafter owned by them, including the shares of Common Stock underlying the Private Placement Warrants;

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1, File No. 333-135353 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of, among other securities, (a) the Units, (b) the shares of common stock included as part of the Units, (c) the Public Warrants, and (d) the Common Stock issuable upon exercise of the Public Warrants;

WHEREAS, the Company desires to have the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.            Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company relating to the Warrants in accordance with the terms and conditions of this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2.	Warrants.

2.1          Form of Warrant. Each Public Warrant shall be in substantially the form of Exhibit A hereto and each Private Placement Warrant shall be in substantially the form of Exhibit B hereto, the provisions of each of which are incorporated herein. Each Warrant shall be signed by, or bear the facsimile signature of, the Chief Executive Officer and President of the Company and shall bear a facsimile of the Company’s seal. If the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2          Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof. Such signature by the Warrant Agent upon any Warrant executed by the Company shall be conclusive evidence that such Warrant Certificate has been duly issued under the terms of this Agreement.

2.3	Registration.

2.3.1      Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the transfer of Warrants. Upon the initial issuance of Warrants, the Warrant Agent shall issue and register such Warrants in the names of holders, in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2      Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (the “registered holder”) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing on such Warrant made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4          Detachability of Warrants. The shares of Common Stock and Warrants included in the Units will not be separately transferable until twenty (20) days after the earlier to occur of (a) the expiration of the underwriters' over-allotment option granted in connection with the Public Offering or (b) the exercise in full by the underwriters of such option, but in any event not before the Company shall have filed with the Commission a Current Report on Form 8-K that includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Public Offering.

3.	Terms and Exercise of Warrants.

3.1          Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $5.50 per whole share, subject to the adjustments provided in Section 4 and in the proviso below in this Section 3.1. The term “Warrant Price”, as used in respect of a Warrant, refers to the price per share at which Common Stock may be purchased at the time such Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined in Section 3.2); provided, that any such reduction shall be identical (in terms of percentage of the Warrant Price thereunder) among all Warrants; provided further, that any reduction in the Warrant Price must remain in effect for at least ten (10) Business Days. As used herein, the term “Business Day” shall mean any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

3.2          Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the later of (i) the consummation by the Company of an Initial Business Combination (as defined below) or (ii) March 7, 2008 and terminating at 5:00 p.m., New York time, on the earlier to occur of (x) March 7, 2011 or (y) the date fixed for redemption of Warrants as provided in Section 6.2 (the “Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall expire. The Company in its sole discretion may extend the duration of Warrants by delaying the Expiration Date; provided, that any such extension shall be identical in duration among all Warrants. The term “Initial Business Combination” shall have the meaning set forth in the Company’s Amended and Restated Certificate of Incorporation.

3.3	Exercise of Warrants.

3.3.1      Payment. Subject to the provisions of such Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the exercise form, as set forth in the Warrant, duly completed and executed, and by paying in full, in lawful money of the United States, in cash or by certified check payable to the order of the Company (or as otherwise agreed by the Company), the Warrant Price for each full share of Common Stock as to which such Warrant is exercised and any and all transfer taxes in respect of such Warrant or shares of Common Stock issuable on exercise thereof. In addition, the holders of the Private Placement Warrants shall be entitled to exercise on a cashless or “net” exercise basis, as described in the Registration Rights Agreement.

3.3.2      Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price in respect thereof, the

Company shall issue or cause to be issued to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which it is entitled, registered in such name or names as may be directed by it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised.

3.3.3      Delivery of Securities. Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless (i) a registration statement under the Securities Act with respect to the issuance of the securities that shall have been issuable upon such exercise is effective or (ii) in the case of Private Placement Warrants, in the opinion of counsel to the Company, the issuance of securities issuable upon exercise of the Private Placement Warrants is exempt from the registration requirements of the Securities Act and, in all cases, unless issuance of such securities is qualified or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holder of such Warrant resides. If such registration statement is not effective or the issuance of such securities is not exempt as described in the preceding sentence, the registered holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.

3.3.4      No Net-Cash Settlement. Notwithstanding anything contained herein to the contrary, in no event shall the Company be liable for, or shall any registered holder of a Warrant be entitled to receive, (a) any net-cash settlement or other consideration in lieu of physical settlement in securities or (b) unless the conditions and requirements set forth in Sections 3.3.3 and 7.4 shall have been satisfied, physical settlement in securities upon exercise of any Warrant due to the inability to exercise any Warrant, or otherwise.

3.3.5      Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.3.6      Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was duly surrendered and payment of the Warrant Price was duly made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4.	Adjustments.

4.1          Adjustment of Exercise Rate and Exercise Price. The number of shares of Common Stock purchasable upon the exercise of each Warrant (the “Exercise Rate”), and the Exercise Price, are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 4. The Exercise Rate shall initially be 1 to 1. Notwithstanding anything contained herein to the contrary, there shall be no adjustment of the Exercise Rate or the Exercise Price as a result of any stock dividend or stock split occurring after the date hereof and prior to the closing of the Public Offering.

4.1.1      Adjustment for Change in Capital Stock. If, after the date hereof, the Company:

(a)          pays a dividend or makes a distribution on shares of any class of its Common Stock payable in shares of its Common Stock or other Capital Stock of the Company;

(b)          subdivides or splits any of its outstanding shares of any class of Common Stock into a greater number of shares;

(c)          combines any of its outstanding shares of Common Stock into a smaller number of shares; and

(d)          issues by reclassification of any class of its Common Stock any shares of any of its Capital Stock,

then the Exercise Rate in effect immediately prior to such action for each Warrant then outstanding shall be adjusted by multiplying the Exercise Rate in effect immediately prior to such action by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such action and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such action or the record date applicable to such action, if any (regardless of whether the Warrants then outstanding are then exercisable); and the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such event by such fraction. The $11.00 per share contained in Section 6.1 shall also be adjusted to a number determined by dividing the Exercise Price immediately prior to such event by such fraction. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate and Exercise Price shall again be adjusted to be the Exercise Rate and Exercise Price which would then be in effect if such record date or effective date had not been so fixed. If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two (2) or more classes of Capital Stock of the Company, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Section 4 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Section 4.

For the purposes hereof, “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person’s capital stock, whether outstanding on the date hereof or issued after the date hereof, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

4.2          Replacement of Securities upon Reorganization, Etc. In case of any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company) or reorganization of the outstanding shares of Common Stock (other than a change that solely affects the par value of the Common Stock or as a result of a subdivision or combination covered by Section 4.1), or in the case of any merger or consolidation of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved (each, a “Reorganization Event”), each registered holder shall have the right thereafter (until the expiration of the right to exercise his Warrant) to receive, in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of his Warrant, the kind and amount of shares of Common Stock and/or other securities and/or property (including cash) receivable upon such Reorganization Event that such registered holder would have received if he had exercised his Warrant immediately prior to such Reorganization Event. The provisions of this Section 4.2 shall similarly apply to successive Reorganization Events. In case of any Reorganization Event that is a consolidation or merger, the corporation formed by such consolidation or merger shall execute and deliver a supplemental Warrant Agreement acknowledging the provisions of this Section 4.2 and providing for adjustments that shall be as identical as practicable to the adjustments provided in this Section 4.

4.3          Certificate of Adjustment. After each adjustment of the Exercise Rate or the Exercise Price, the Company will promptly prepare a certificate signed by the Chief Executive Officer, President, Treasurer or Secretary of the Company setting forth: (a) the Exercise Rate and Exercise Price, as so adjusted; (b) the amount of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment; and (c) a brief statement of the facts accounting for such adjustment. Such certificate shall be conclusive evidence that the adjustment is correct, absent manifest error and the Warrant Agent may rely conclusively on anything contained in this certificate. The Company will promptly cause a brief summary thereof to be filed with the Warrant Agent and either the Company or the Warrant Agent will send such summary by ordinary first class mail to each registered holder at such registered holder’s last address as it shall appear on the registry books of the Company, but the failure to give such notice (or any defect therein) shall not affect the legality or validity of such event.

4.4          No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not be required to issue fractional shares upon exercise of Warrants and shall not be required to issue scrip or pay cash in lieu of any fractional interests. If, by reason of any adjustment made pursuant to this Section 4, the registered holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional share, the Company shall issue the nearest whole number of shares of Common Stock to such registered holder.

4.5          Changes in Form. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock issuable on exercise thereof as is stated in the Warrants initially issued pursuant to this Agreement. The acceptance by a registered holder of the issuance of a new Warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the computation thereof. The Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant, or otherwise, may be issued or countersigned in the form as so changed.

5.	Transfer and Exchange of Warrants.

5.1          Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant, upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer in substantially in the form attached to the relevant Warrant Certificate, provided, however, that the Warrant Agent shall not register the transfer of any outstanding Private Placement Warrant until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made. Any registered holder desiring to exchange or transfer a Warrant Certificate shall deliver a written request to the Warrant Agent at its principal office, which is currently located at the address listed in Section 9.2 hereof. When Warrant Certificates are presented to the Warrant Agent with a written request (a) to register the transfer of the Warrant Certificates or (b) to exchange such Warrants Certificates for an equal number of Warrant Certificates of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if the Warrant Certificates so presented have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or by such registered holder’s attorney and if any other requirements of the Warrant Agent for such transactions are met; provided, however, that if a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.2          Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange, exercise or repurchase of the Warrants represented thereby, shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Section 5 in case of a transfer or exchange or in Section 3 in case of the exercise or repurchase of less than all the Warrants represented thereby or in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. All cancelled Warrant Certificates held by the Warrant Agent shall be disposed of by the Warrant Agent in accordance with its customary procedures and certification of their disposal will be delivered to the Company from time to time as the Company may direct in writing.

5.3          Fractional Warrants. The Warrant Agent shall not effect any registration of transfer or exchange which will result in the issuance of a fraction of a Warrant, except as required by rules of the American Stock Exchange.

5.4          Service Charges. No service charge shall be made for any registration of exchange or transfer of Warrants.

5.5          Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.	Redemption.

6.1          Redemption. Not less than all of the outstanding Warrants may be called for redemption, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the price of $.01 per Warrant (“Redemption Price”); provided, that Warrants shall not be called for redemption unless the last sales price of the Common Stock shall have been at least $11.00 per share on each of twenty (20) trading days within the thirty (30) trading day period ending on the third Business Day prior to the date on which notice of redemption is given. The provisions of this Section 6.1 may not be modified, amended or deleted without the prior written consent of CIBC World Markets (the “Representative”).

6.2          Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the date fixed for redemption to the registered holders of the Warrants at their last addresses as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not any registered holder shall have received such notice.

6.3          Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 3 at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 and prior to 5:00 p.m., New York time, on the Redemption Date. On and after the Redemption Date, the registered holder of Warrants shall have no further rights except to receive, upon surrender of such Warrants, the Redemption Price.

7.	Other Provisions Relating to Rights of Holders of Warrants.

7.1          No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions, to participate in any rights offering, to vote or consent, or to receive notice as a stockholder in respect of meetings of stockholders or election of directors of the Company or any other matter.

7.2          Lost, Stolen, Mutilated or Destroyed Warrants. If any Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated

Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any person.

7.3          Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4          Registration of Common Stock. The Company agrees that, prior to the commencement of and during the Exercise Period, it shall use commercially reasonable best efforts to file with the Commission any post-effective amendment to the Registration Statement, a new registration statement or any other filings with the Commission necessary to cause to become effective and to maintain the effectiveness of the registration under the Securities Act of the issuance of the Common Stock issuable upon exercise of the Public Warrants; provided, however, that in no event shall the Company be liable for, or shall any registered holder of a Warrant be entitled to receive, (a) any net-cash settlement or other consideration in lieu of physical settlement in securities or (b) unless the conditions and requirements set forth in Section 3.3.3 and this Section 7.4 shall have been satisfied, physical settlement in securities upon exercise of any Warrant due to the inability to exercise any Warrant, or otherwise. The obligations of the Company under the preceding sentence shall terminate upon the expiration or redemption of the Public Warrants in accordance with the provisions of this Agreement (or, if the Company completes a going private transaction prior to such expiration or redemption, at such time as such transaction is completed). Notwithstanding anything contained in this Agreement to the contrary, the Company may deliver unregistered shares of Common Stock upon exercise of the Private Placement Warrants and will have no liability to any person for delivering any such unregistered shares. The provisions of this Section 7.4 may not be modified, amended or deleted without the prior written consent of the Representative.

8.	Concerning the Warrant Agent and Other Matters.

8.1          Payment of Taxes. The Company will from time to time promptly pay all applicable taxes and other governmental charges that may be imposed upon the Company or the Warrant Agent due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of Warrants or such shares.

8.2	Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1      Resignation or Removal. The Warrant Agent, or any successor to it, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days' notice in writing to the Company, and the Company may remove the Warrant Agent at any time, without assigning any cause therefor, by delivering to the Warrant Agent written notice of removal, effective not less than sixty (60) days after receipt by the Warrant Agent of such notice. If the office of the Warrant Agent becomes vacant by resignation or removal or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such vacancy by the Warrant Agent or by the registered holder of any Warrant (who shall, with such notice, submit its Warrant for inspection by the Company), then any holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company's cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a national banking corporation or a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority.

8.2.2      Successor Warrant Agent. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations. In addition, in the event of a resignation or removal, the property held by the Warrant Agent hereunder shall be duly transferred to the successor Warrant Agent.

8.2.3      Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

8.2.4      Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3	Fees and Expenses of Warrant Agent.

8.3.1      Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2      Further Assurances. From time to time on and after the date hereof, the Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, documents and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

8.4	Liability of Warrant Agent.

8.4.1      Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, President or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2      Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's gross negligence, willful misconduct or bad faith.

8.4.3      Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and non-assessable.

8.5          Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and promptly pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

8.6          Trust Fund Waiver.  The Warrant Agent hereby (a) acknowledges that it has read the Prospectus and understands that on the date hereof the Company is establishing the Trust Account (as defined in the Investment Management Trust Agreement, dated March 5, 2007 (the “Trust Agreement”), between the Company and Continental Stock Transfer & Trust Company, as trustee of the Trust Account), initially in an amount of $143,700,000 (including deferred underwriting discounts and commissions of $6,000,000 for the benefit of the public stockholders of the Company and the underwriters, as described in the Trust Agreement and as further described on Annex 1 attached hereto and (b) for and in consideration of the Company agreeing to engage the services of the Warrant Agent, the Warrant Agent agrees that it does not have any right, title, interest or claim in or to any amounts held in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and agrees that it will not seek recourse against the Trust Account for any reason whatsoever.

9.	Miscellaneous Provisions.
9.1	Confidentiality.

9.1.1      Confidential Information. Subject to Section 9.1.3, all information (whether in written, electronic, oral or other form and including trade secrets and non-public, confidential or proprietary information) received by the Warrant Agent or its agents, advisors or other representatives (individually and collectively, the “Receiving Party”) relating to (i) the other Party, its subsidiaries or affiliates or its or their agents, advisors or other representatives (individually and collectively, a “Disclosing Party”), or (ii) the Underwriting Agreement, this Agreement or the transactions contemplated hereby or thereby, in each case, furnished by or on behalf of or obtained from a Disclosing Party, before or after the date hereof shall be treated as confidential (collectively, the “Confidential Information”).

9.1.2      Use. The Receiving Party (i) will keep all of the Confidential Information confidential and will not disclose any of the Confidential Information in any manner whatsoever (except as required by applicable law) without the prior written consent of the relevant Disclosing Party, and (ii) will not use any of the Confidential Information in any manner whatsoever other than in connection with the consummation of the transactions contemplated hereby; provided, however, that Confidential Information may be revealed to agents, advisors or other representatives of the Receiving Party who (x) need to know such Confidential Information for the purpose of consummating such transactions, (y) are informed in writing by the Receiving Party of the confidential nature and restricted use of such Confidential Information and (z) agree to observe the terms of this Section 9.1 as if they were Parties.

9.1.3      Exclusions. Confidential Information shall not include information to the extent, but only to the extent, that such information is (i) on the date hereof part of, or after the date hereof becomes part of, the public domain other than as a result of disclosure by the Receiving Party or any of its agents, advisors or other representatives where such disclosure constituted or constitutes a breach of this Section 9.1, (ii) on the date hereof known by the Receiving Party or its agents, advisors or other representatives so long as such knowledge is demonstrated by reasonably convincing written (or, if dating is demonstrated by reasonably convincing evidence, electronic) evidence, (iii) after the date hereof becomes known by the Receiving Party on a non-confidential basis from a source (other than a Disclosing Party) which, to the knowledge of the Receiving Party, after due inquiry, is not prohibited from disclosing such information by a statutory, regulatory, contractual or fiduciary obligation or (iv) after the date hereof developed by the Receiving Party independent of any information furnished by or on behalf of or obtained from a Disclosing Party so long as such independent development is clearly and convincingly demonstrated by dated written (or, if dating can be independently demonstrated by reasonably convincing evidence, electronic) records of a type that is customarily generated and maintained by the Receiving Party in the ordinary course consistent with past practices.

9.2          Notices. All notices and demands required or permitted to be given to a Party pursuant to this Agreement shall be transmitted by personal delivery, by a nationally recognized courier service, by registered or certified mail, return receipt requested, postage prepaid, or by facsimile and shall be addressed as follows:

When the Company is the intended recipient:

Symmetry Holdings Inc.

432 Scarborough Road

Briarcliff Manor, NY 10510

Attention: Chief Executive Officer

Facsimile: (212) 808-7897

With a copy to:

Kelley Drye & Warren LLP

400 Atlantic Street

Stamford, Connecticut 06901

Attention:  Randi-Jean G. Hedin

Facsimile:  (203) 327-2669

and to:

CIBC World Markets

300 Madison Avenue, 4th Floor

New York, NY 10036

Attention: Mark Henkels

Facsimile: (212) 885-4933

When the Warrant Agent is the intended recipient:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

Attention: Steven G. Nelson, President

Facsimile:  (212) 509-5150

A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Party. Each notice transmitted in the manner described in this Section 9.2 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (a) delivered to the addressee as indicated by the affidavit of the messenger (if transmitted by personal delivery), the receipt of the courier service (if transmitted by courier service), the return receipt (if transmitted by mail) or the answer back or call back (if transmitted by facsimile) or (b) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

9.3          Governing Law; Forum; Jury Trial. THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED

BY THE LAWS OF THE STATE OF NEW YORK. Each Party agrees that any action, claim or proceeding arising out of this Agreement or the breach or threatened breach of this Agreement shall be commenced and prosecuted in a court in the State of New York. Each Party consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York in respect of any such action, claim or proceeding. Each Party consents to service of process upon it with respect to any such action, claim or proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such action, claim or proceeding in any court in the State of New York and any claim that it may now or hereafter have that any such action, claim or proceeding in any court in the State of New York has been brought in an inconvenient forum. EACH PARTY WAIVES TRIAL BY JURY IN ANY SUCH ACTION, CLAIM OR PROCEEDING.

9.4          Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Except as permitted in Section 8.2, neither Party shall assign any of its rights or delegate any of its duties under this Agreement (by operation of law or otherwise) without the prior written consent of the other Party. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Party, if such consent is required hereby, shall be void. No such assignment or delegation shall relieve the assignor or delegator of its obligations hereunder, except that if a Party delegates any of its obligations hereunder with the prior written consent of the other Party, then it shall be relieved of those obligations assumed by its delegatee. The Representative (as to Sections 6.1, 7.4 and 9.2), the registered holders and any such transferee shall be deemed third party beneficiaries of this Agreement. Except as otherwise provided herein, no other person shall be, or be deemed to be, a third party beneficiary of this Agreement.

9.5          Entire Agreement. This Agreement (together with, for the limited purpose described in the Registration Rights Agreement and the penultimate sentence of this Section 9.5, the Registration Rights Agreement) constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings (whether oral or written) by or between the Parties with respect to the subject matter hereof. Reference is made to the registration and other rights granted to holders of Private Placement Warrants pursuant to the Registration Rights Agreement, the holders of which rights are entitled to the benefit of this Agreement.

9.6          Amendments. No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument that states that it adds to, cancels, renews, extends, modifies or amends this Agreement and that is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party, or, if a natural person, by such Party or an attorney-in-fact for such Party, and each such cancellation, renewal, extension, modification or amendment shall be subject to the prior written consent of the Representative; provided, that notwithstanding the foregoing, this Agreement may be amended or supplemented without consent of the Warrant Agent or the Representative to (x) cure any ambiguity or omission or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, (y) add further covenants, restrictions or conditions of the Company for the benefit of the Warrant Agent or the registered holders, or (z) make any other change that is not adverse to the Warrant Agent or the registered holders.

9.7          Waivers. No waiver of any provision of this Agreement shall be binding upon a Party, unless such waiver is expressly set forth in a written instrument that is executed and delivered by such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

9.8          Remedies Limited. Neither Party shall, for any reason or under any legal theory, be liable for any special, indirect, incidental or consequential damages arising out of any breach of or default under this Agreement, even if informed of the possibility of such damages in advance.

9.9	Headings; Counterparts; Interpretation.

9.9.1      Headings. The headings set forth herein have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

9.9.2      Counterparts. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the Parties. Delivery of a counterpart by facsimile shall be as effective as delivery of an original.

9.9.3      Interpretation. Each of the Parties has participated substantially in the negotiation and drafting of this Agreement and no ambiguity herein shall be construed against the draftsman.

9.10       Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent so expressed and the benefits so provided.

Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation nor severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

9.11       Examination. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the registered holder of any Warrant. The Warrant Agent may require any such registered holder to submit its Warrant for inspection by it.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

SYMMETRY HOLDINGS INC.

By: /s/Corrado De Gasperis____________

Name: Corrado De Gasperis

Title: CEO

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: /s/ Steven Nelson__________________

Name: Steven Nelson

Title: Chairman

Exhibit A

Public Warrants

[SPECIMEN WARRANT CERTIFICATE]

NUMBER W______	WARRANTS

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK TIME, MARCH 7, 2011)

SYMMETRY HOLDINGS INC.

CUSIP

WARRANT

THIS CERTIFIES THAT, for value received ,_____________________, is the registered holder (the “holder”) of ________________ Warrants, expiring at 5:00 p.m. New York time on March 7, 2011 and entitling the holder, upon exercise after the date specified in the immediately succeeding paragraph, to purchase one fully paid and non-assessable share of common stock, par value $.001 per share (the “Shares”), of SYMMETRY HOLDINGS INC., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate, at the price of $5.50 per Share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office of the Warrant Agent identified below in accordance with the Warrant Agreement (as defined below; capitalized terms used without definition in this Warrant Certificate shall have the meanings given to them in the Warrant Agreement).

Each Warrant shall become exercisable on the later of (i) the Company’s consummation of the Initial Business Combination or (ii) March 7, 2008. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable upon exercise of a Warrant, may, subject to certain conditions, be adjusted.

This Warrant Certificate and the Warrants evidenced hereby have been issued pursuant to the Warrant Agreement dated March 5, 2007 between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the “Warrant Agreement”). Notwithstanding anything contained herein to the contrary, this Warrant Certificate and the Warrants evidenced hereby shall be governed by and be subject to the conditions, limitations and provisions set forth in the Warrant Agreement.

Prior to the commencement of and during the Exercise Period, the Company must use commercially reasonable best efforts to file with the Commission any post-effective amendment to the Registration Statement, a new registration statement or any other filings with the Commission necessary to cause to become effective and to maintain the effectiveness of the registration under the Securities Act of the issuance of the Common Stock issuable upon exercise of any Warrant evidenced by this Warrant Certificate, which obligations will terminate upon the expiration or redemption thereof in accordance with the provisions of the Warrant Agreement

(or, if the Company completes a going private transaction prior to such expiration or redemption, at such time as such transaction is completed).

The Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrant evidenced by this Warrant Certificate unless a registration statement under the Securities Act with respect to the issuance of the securities that shall have been issuable upon such exercise is effective and unless issuance of such securities is qualified or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holder of the Warrant evidenced by this Warrant Certificate resides. If such registration statement is not effective or the issuance of such securities is not exempt as described in the preceding sentence, the registered holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event shall the Company be liable for, nor shall any registered holder of Warrants be entitled to receive, (a) any net-cash settlement or other consideration in lieu of physical settlement in securities or (b) unless the conditions and requirements set forth in Sections 3.3.3 and 7.4 of the Warrant Agreement shall have been satisfied, physical settlement in securities upon exercise of any Warrant due to the inability to exercise any Warrant, or otherwise. Except with respect to the right to receive the Redemption Price (as set forth in Section 6 of the Warrant Agreement), each Warrant not exercised on or before the Expiration Date will become void, and all rights thereunder and all rights in respect thereof under the Warrant Agreement will expire.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, the holder would be entitled to receive a fractional Share, the Company will, upon exercise, issue that number of Shares obtained by rounding such fractional share to the nearest whole number.

Upon exercise of less than the total number of Warrants evidenced by this Warrant Certificate, the Warrant Agent shall issue to the holder a new Warrant Certificate of like tenor and evidencing the number of Warrants not so exercised.

Upon due presentment for exchange or transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the holder or transferee, as applicable, subject to the limitations set forth in the Warrant Agreement, without charge except for any applicable transfer tax.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate and the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Neither this Warrant Certificate nor any of the Warrants evidenced hereby entitle the holder to any of the rights of a stockholder of the Company.

The Company may redeem the Warrants, in whole and not in part, at a price of $.01 per warrant at any time after the Warrants become exercisable, by giving 30 days’ prior written notice of redemption, if, and only if, the last sales price of the Common Stock has been at least

$11.00 per share, on each of twenty (20) trading days within the thirty (30) trading day period ending on the third Business Day prior to the date on which notice of redemption is given. The right to exercise the Warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. On and after the redemption date, the record holder of a Warrant will have no further rights except to receive, upon surrender of the Warrants, the redemption price. The Warrant Agreement provides that, upon the occurrence of certain events, the $11.00 minimum last sales price at which the Warrants become subject to redemption, may, subject to certain conditions, be adjusted.

This certificate is not valid unless countersigned and registered by the Warrant Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

By:_______________________________	By:_______________________________
Chief Executive Officer	President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:________________________________

Name:
Title:

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common
TEN ENT	– as tenants by the entireties
JT TEN	– as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ______________________ as Custodian for _______________________

(Cust)	(Minor)

under Uniform Gifts to Minors Act of ________________________ (State)

Additional abbreviations may also be used though not in the above list.

EXERCISE FORM

To Be Executed by the Holder in Order to Exercise Warrants

The undersigned holder, _______________, hereby irrevocably elects to exercise ______________________ (_________) Warrants evidenced by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares be issued in the name of and be delivered to

____________________________________________________________________
______

_____________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, requests that a new Warrant Certificate of like tenor for the balance of such Warrants be registered in the name of, and delivered to, the holder at the address stated below.

__________________________________                     (Signature)

NOTICE: The signature to this form must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

__________________________________	(Dated)

__________________________________
(Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).

ASSIGNMENT FORM

To Be Executed by the Holder in Order to Transfer Warrants

For value received, the undersigned holder, _________________________________, hereby sells, assigns and transfers unto _____________________________________________________________________________________

_____________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

Warrants represented by the within Warrant Certificate, and does hereby irrevocably constitute and appoint

______________________________________ Attorney to transfer the said Warrants on the books of the within-named Corporation and Warrant Agent with full power of substitution in the premises.

__________________________________                     (Signature)

NOTICE: The signature to this form must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

__________________________________	(Dated)

__________________________________
(Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).

Exhibit B

Private Placement Warrants

[SPECIMEN WARRANT CERTIFICATE]

NUMBER W______	WARRANTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN SOLD IN RELIANCE UPON EXEMPTIONS THEREFROM. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED THEREUNDER.

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK TIME, MARCH 7, 2011)

SYMMETRY HOLDINGS INC.

CUSIP

WARRANT

THIS CERTIFIES THAT, for value received ,_____________________, is the registered holder (the “holder”) of ________________ Warrants, expiring at 5:00 p.m. New York time on March 7, 2011 and entitling the holder, upon exercise after the date specified in the immediately succeeding paragraph, to purchase one fully paid and non-assessable share of common stock, par value $.001 per share (the “Shares”), of SYMMETRY HOLDINGS INC., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate, at the price of $5.50 per Share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office of the Warrant Agent identified below in accordance with the Warrant Agreement (as defined below; capitalized terms used without definition in this Warrant Certificate shall have the meanings given to them in the Warrant Agreement).

Each Warrant shall become exercisable on the later of (i) the Company’s consummation of the Initial Business Combination or (ii) March 7, 2008. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable upon exercise of a Warrant, may, subject to certain conditions, be adjusted.

This Warrant Certificate and the Warrants evidenced hereby have been issued pursuant to the Warrant Agreement dated March 5, 2007 between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the “Warrant Agreement”). Notwithstanding anything contained herein to the contrary, this Warrant Certificate and the Warrants evidenced hereby shall be governed by and be subject to the conditions, limitations and provisions set forth in the Warrant Agreement.

The Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrant evidenced by this Warrant Certificate unless a registration statement under the Securities Act with respect to the issuance of the securities that shall have been issuable upon such exercise is effective or (ii) in the opinion of counsel to the Company, the issuance of securities issuable upon exercise of the Warrants evidenced by this Warrant Certificate is exempt from the registration requirements of the Securities Act and, in all cases, unless issuance of such securities is qualified or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holder of the Warrant evidenced by this Warrant Certificate resides. If such registration statement is not effective or the issuance of such securities is not exempt as described in the preceding sentence, the registered holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event shall the Company be liable for, or shall any registered holder of Warrants be entitled to receive, (a) any net-cash settlement or other consideration in lieu of physical settlement in securities or (b) unless the conditions and requirements set forth in Sections 3.3.3 and 7.4 of the Warrant Agreement shall have been satisfied, physical settlement in securities upon exercise of any Warrant due to the inability to exercise any Warrant, or otherwise. Notwithstanding anything contained in the Warrant Agreement to the contrary, the Company may deliver unregistered shares of Common Stock upon exercise of the Warrants represented by this Certificate and will have no liability to any person for delivering any such unregistered shares. Except with respect to the right to receive the Redemption Price (as set forth in Section 6 of the Warrant Agreement), each Warrant not exercised on or before the Expiration Date will become void, and all rights thereunder and all rights in respect thereof under the Warrant Agreement will expire.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, the holder would be entitled to receive a fractional Share, the Company will, upon exercise, issue that number of Shares obtained by rounding such fractional share to the nearest whole number.

Upon exercise of less than the total number of Warrants evidenced by this Warrant Certificate, the Warrant Agent shall issue to the holder a new Warrant Certificate of like tenor and evidencing the number of Warrants not so exercised.

Upon due presentment for exchange or transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the holder or transferee, as applicable, subject to the limitations set forth in the Warrant Agreement, without charge except for any applicable transfer tax.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate and the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Neither this Warrant Certificate nor any of the Warrants evidenced hereby entitle the holder to any of the rights of a stockholder of the Company.

The Company may redeem the Warrants, in whole and not in part, at a price of $.01 per warrant at any time after the Warrants become exercisable, by giving 30 days’ prior written notice of redemption, if, and only if, the last sales price of the Common Stock has been at least $11.00 per share, on each of twenty (20) trading days within the thirty (30) trading day period ending on the third Business Day prior to the date on which notice of redemption is given. The right to exercise the Warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. On and after the redemption date, the record holder of a Warrant will have no further rights except to receive, upon surrender of the Warrants, the redemption price. The Warrant Agreement provides that, upon the occurrence of certain events, the $11.00 minimum last sales price at which the Warrants become subject to redemption, may, subject to certain conditions, be adjusted.

This certificate is not valid unless countersigned and registered by the Warrant Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

By:_______________________________	By:_______________________________
Chief Executive Officer	President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:________________________________

Name:
Title:

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common
TEN ENT	– as tenants by the entireties
JT TEN	– as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ______________________ as Custodian for _______________________

(Cust)	(Minor)

under Uniform Gifts to Minors Act of ________________________ (State)

Additional abbreviations may also be used though not in the above list.

EXERCISE FORM

To Be Executed by the Holder in Order to Exercise Warrants

The undersigned holder, _______________, hereby irrevocably elects to exercise ______________________ (_________) Warrants evidenced by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares be issued in the name of and be delivered to

____________________________________________________________________

_________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, requests that a new Warrant Certificate of like tenor for the balance of such Warrants be registered in the name of, and delivered to, the holder at the address stated below.

__________________________________                     (Signature)

NOTICE: The signature to this form must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

__________________________________	(Dated)

__________________________________
(Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).

ASSIGNMENT FORM

To Be Executed by the Holder in Order to Transfer Warrants

For value received, the undersigned holder, _________________________________, hereby sells, assigns and transfers unto _________________________________________________________________________

_________________________________________________________________________ (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

Warrants represented by the within Warrant Certificate, and does hereby irrevocably constitute and appoint

______________________________________ Attorney to transfer the said Warrants on the books of the within-named Corporation and Warrant Agent with full power of substitution in the premises.

__________________________________                     (Signature)

NOTICE: The signature to this form must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

__________________________________	(Dated)

__________________________________
(Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).

Annex 1

TRUST ACCOUNT WAIVER ACKNOWLEDGMENT

TRUST ACCOUNT PROVISIONS

Monies may be disbursed from the Trust Account only: (i) to the public stockholders in the event they elect to convert their IPO Shares (as defined in the Company’s Amended and Restated Certificate of Incorporation) or in the event of the liquidation of the Company; (ii) to the Company after it consummates an Initial Business Combination; (iii) with respect to the underwriters’ deferred discounts and commissions placed in the Trust Account, to the underwriters after consummation of an Initial Business Combination; or (iv) to the Company from interest earned on the Trust Account for payment of taxes owed thereon.